SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

     Date of Report
November 13, 2001

                   CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

              0-8401
(Commission File Number)

               54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                  Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

                          (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 2:   ACQUISITION OF ASSETS.

On November 1, 2001, CACI International Inc announced that it has completed its purchase of privately-held Digital Systems International Corporation ("DSIC"). The consideration paid to DSIC's shareholders at closing was $40,401,605, less certain deductions described in the Stock Purchase Agreement, which is attached as Exhibit 99.2 to this Current Report, and an additional $3,500,000 will be paid at each of the twelve- and eighteen-month anniversaries of the Closing Date. The purchase price was financed from CACI's line of credit with a group of banks.

DSIC has approximately 550 employees at locations in Virginia, Maryland, Alabama, California and South Carolina. The company focuses on high-level information technology services in the areas of enterprise resource planning systems, client server and web-enabled applications, enterprise networking and information assurance, process modeling and simulation methodology solutions, and acquisition/program management consulting services, primarily for the Federal Government. DSIC's revenue over the past 12 months was approximately $55 million.

A copy of the Registrant's press release regarding CACI's completion of the purchase of DSIC is attached as Exhibit 99.1 to this current report on Form 10-K.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

99.1	Press Release dated November 1, 2001, announcing completion of the acquisition of Digital Systems International Corporation.
99.2
Stock Purchase Agreement by and among the Registrant, CACI, INC.-FEDERAL, Digital Systems International Corporation, Willie E. Woods, Brian J. Barry, and DSIC Employee Stock Ownership Plan and Trust, dated as of October 31, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary